Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-206216 of our report dated March 26, 2018, with respect to the audited consolidated financial statements of RealBiz Media Group, Inc., for the years ended October 31, 2017 and 2016.

/s/ Assurance Dimensions
Certified Public Accountants

Coconut Creek, Florida
March 26, 2018